Exhibit 21  Subsidiaries of the Company:

                      Name                              State of
                                                     Incorporation

                 Insurance Risk Management Group, Inc.      VA
                 Piedmont Metal Products, Inc.              VA
                 S.I.P. Inc. of Delaware                    DE
                 Williams Bridge Company                    VA
                 Williams Equipment Corporation             DC
                 WII Realty Management, Inc.                VA
                 Williams Steel Erection Company, Inc.      VA